Exhibit (i)(1)

                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                            Telephone: (215) 988-2700
                            Facsimile: (215) 988-2757

December 29, 2005

The RBB Fund, Inc.
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, Delaware  19809

      Re: SHARES REGISTERED BY POST-EFFECTIVE AMENDMENT NO. 102 TO REGISTRATION STATEMENT ON FORM N-1A (FILE NO. 33-20827)

Ladies and Gentlemen:

            We have acted as counsel to The RBB Fund, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 102 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933, as amended. The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $ .001 par value per share (collectively, the "Shares"), with respect to the Company's Money Market, Robeco Boston Partners Large Cap Value, Robeco Boston Partners Mid Cap Value, Robeco Boston Partners Long/Short Equity, Robeco Boston Partners All-Cap Value, Robeco Boston Partners Small Cap Value Fund II, Robeco WPG Core Bond, Robeco WPG Tudor, Robeco WPG Large Cap Growth, Bogle Small Cap Growth, Schneider Small Cap Value, Schneider Value and Senbanc Portfolios:

                   PORTFOLIO                           CLASS                 AUTHORIZED SHARES
   Money Market                                          L                      1500 million
                                                         I                      1500 million

   Robeco Boston Partners Large Cap Value               QQ                      100 million
                                                        RR                      100 million

   Robeco Boston Partners Mid Cap Value                 UU                      100 million
                                                        TT                      100 million

The RBB Fund, Inc.
December 29, 2005
Page 2


                   PORTFOLIO                           CLASS                 AUTHORIZED SHARES
   Robeco Boston Partners Long/Short Equity             III                     100 million
                                                        JJJ                     100 million

   Robeco Boston Partners All-Cap Value                 VV                      100 million
                                                        WW                      100 million

   Robeco Boston Partners Small Cap Value II            DDD                     100 million
                                                        EEE                     100 million

   Robeco WPG Core Bond                                 SSS                     100 million
                                                        TTT                      50 million
                                                        XXX                     100 million

   Robeco WPG Tudor                                     UUU                      50 million

   Robeco WPG Large Cap Growth                          VVV                      50 million

   Bogle Small Cap Growth                               NNN                     100 million
                                                        OOO                     100 million

   Schneider Small Cap Value                            YY                      100 million

   Schneider Value                                      PPP                     100 million

   Senbanc                                              WWW                      50 million

The Amendment seeks to register an indefinite number of the Shares.

            We have reviewed the Company's Articles of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate. This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

            Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company's Prospectuses offering the Shares and in accordance with the Company's Articles of Incorporation for not less than $ .0001 per share, will be legally issued, fully paid and non-assessable by the Company.

The RBB Fund, Inc.
December 29, 2005
Page 3


            We hereby consent to the filing of this opinion as an exhibit to the Amendment to the Company's Registration Statement.

                                         Very truly yours,


                                         /s/ Drinker Biddle & Reath LLP
                                         ------------------------------
                                         Drinker Biddle & Reath LLP